SCHEDULE 14A

00(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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JDS Uniphase Corporation

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Filed by JDS Uniphase Corporation pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934

Subject Company: JDS Uniphase Corporation

Commission File No. 0-22874

JDS Uniphase Corporation (the "Company") has filed the attached email communication sent to Company employees on October 6, 2003 because it may be deemed to be additional soliciting material in connection with the Company's 2003 annual meeting proxy statement. However by making this filing, the Company does not admit that this communication should be considered additional soliciting material.

Dear Colleagues:

As you may know, we recently filed our Proxy Statement and Annual Report for the upcoming Annual Stockholder Meeting. The Proxy Statement and Annual Report is sent to each of our stockholders to provide them with information about our Company, its performance during the previous fiscal year, our officers and directors and their stock ownership and compensation, and proposals for consideration and approval by our stockholders. If you have not had an opportunity to review this year's Proxy Statement and Annual Report, I encourage you to do so. A copy of the Proxy Statement and Annual Report is available on the homepage of LightSource.

I would like to take this opportunity to summarize some of the highlights of the Proxy Statement (I will not be discussing here matters covered in the Annual Report) and to provide an operational perspective on the important matters discussed in the Proxy Statement. Even though employees are not sent hard copies of our Proxy Statement unless they are also current stockholders, it contains information that may be of interest to all employees, particularly in view of the recent management changes and the proposed adoption of a new equity incentive plan. Please understand, however, that this summary is not intended to be a comprehensive description of the Proxy Statement or a substitute for a thorough review of the entire Proxy Statement and Annual Report.

Proposals for Vote

This year we are asking our stockholders to vote on the following matters:

- Re-election of two directors - Mr. Robert Enos and Mr. Peter Guglielmi. This is a customary item. Under our corporate charter, we have classified our board into three classes, with generally the same number of directors in each class. Each year one class of directors is up for reelection. This year, that class includes Mr. Robert Enos, Mr. Peter Guglielmi and Mr. Syrus Madavi. Since Mr. Madavi has chosen not to seek reelection to the Board of Directors, only Mr. Enos and Mr. Guglielmi are on the ballot this year.

- Re-appointment of our auditors - Ernst & Young LLP. This is a customary proposal. We have used Ernst & Young as our independent auditors for many years and we have asked our stockholders to ratify their continued provision of audit services for the current year.

- Approval of the 2003 Equity Incentive Plan. This is a new item this year. For reasons more particularly described below and in the Proxy Statement, we are asking our stockholders to approve a new equity incentive plan for our employees and directors. If approved, this new plan will replace our current plan.

2003 Equity Incentive Plan

As discussed more fully in the Proxy Statement, we believe that our stockholders' and employees' best interests will be served by adopting a new equity plan- one that is approved by our stockholders. The new plan is designed to better align employee equity incentive compensation with the long-term interests of our stockholders. If approved by our stockholders at the annual meeting, the new plan will replace our current stock option plan. The new plan will not affect our Employee Stock Purchase Plan (ESPP). Key features of the new plan are as follows:

- The new plan expands the types of equity related incentive awards that may be issued. Our current plan only permits the granting of stock options. Our new plan maintains our ability to grant stock options while expanding the company's equity compensation flexibility to include several other types of equity incentive awards. The Company believes that this expansion of the types of available equity incentive awards will better enable the Company to attract and retain prospective employees and, particularly with respect to senior management, allow the Company to more closely tie vesting to performance.

- The new plan eliminates the so-called "evergreen" provision of the current plan, under which the number of shares available for issuance to employees automatically increases each year. Under the new plan the Company will allocate a fixed number of shares for use under the plan. This change is very important to our stockholders, as it provides stockholders with additional oversight over our equity compensation programs.

- Equally important to our stockholders, the new plan limits annual equity incentive awards to our five most highly compensated executive officers to a maximum of 5% of the total number of shares awarded in each fiscal year, though awards issued in connection with the initial hiring or promotion of such individuals is excluded from this limit. This limit will better ensure that our equity incentive programs are truly broad based.

Compensation Matters

As in past years, the Proxy Statement summarizes the compensation programs for our directors and senior executive officers. This year, there are two items I would like to highlight.

CEO Compensation

The Proxy Statement includes a summary of the compensation package for our new CEO, Kevin Kennedy. Kevin was the first CEO hired by the Company from outside of existing management since the Company's initial IPO. Accordingly, our independent members of our Board of Directors approved a competitive package to obtain his services, based upon a comparison against other companies with which the Company competes for executive talent.

In addition, as more fully summarized in the Proxy Statement, you will note that Kevin was brought on at the same base pay that Jozef received as the previous CEO. Also, importantly for employees, Kevin's bonus payments and first 18 month option grants will be linked to his achievement of defined, meaningful, and measurable performance targets. This pay for performance structure is consistent with the fundamentals of the Company's new equity plan, discussed above.

Director Compensation

As also described in the Proxy Statement, compensation for our outside directors was increased last November. These compensation enhancements were made based on the advice of independent outside compensation consultants. Our employee directors (Kevin, Jozef and Syrus) receive no additional compensation for their services as directors. The enhancements approved last fall reflect both the need to revisit our outside director compensation packages due to the passage of time, as well as the new realities facing our Company and other public companies. As most employees are probably aware, recent legislation and rulemaking (Sarbanes-Oxley, Nasdaq and NYSE listing rules) have imposed significant new responsibilities upon public company directors. This is reflected in both the increased duration and frequency of JDS Uniphase Board and Committee meetings held in FY 2003, as well as the more detailed and significant obligations of our directors. Our director compensation program must keep pace with the market in order for the Board to attract and retain the best talent - talent the Company requires to best serve its stockholders, customers and employees.

I hope this discussion has been helpful in summarizing several key elements of this year's Proxy Statement and has provided some perspective on some of the important topics it addresses. If you have any concerns or questions, please do not hesitate to contact me.

Regards,

Chris Dewees

General Counsel